Exhibit 10.4

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) dated this 4th day of May, 2020 (the “Effective Date”) is made by and between U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC, a Delaware limited liability company (the “Landlord”), and SPERO THERAPEUTICS, INC., a Delaware corporation (the “Tenant”).

RECITALS:

A.WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated August 24, 2015, as amended by First Amendment to Lease dated January 17, 2018 and further amended by Second Amendment to Lease dated December 16, 2019 (the “Second Amendment”) (collectively, the “Lease”), whereby Tenant leases certain premises from Landlord of approximately: (i) 7,791 rentable square feet on the fourteenth (14th) and fifteenth (15th) floors; and (ii) approximately 7,800 rentable square feet on the eighth (8th) floor (collectively, the “Existing Premises”); and (iii) approximately 7,800 rentable square feet on the twelfth (12th) floor of the Building (the “12th Floor Expansion Premises”) in the building located at 675 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”);

B.WHEREAS, Landlord and Tenant wish to amend the terms of the Lease on the terms and conditions set forth herein to adjust certain dates set forth in the Second Amendment.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Recitals and Defined Term. The recitals set forth above are incorporated herein and made a part of this Second Amendment as if set forth herein in full. All capitalized terms used in this Third Amendment that are not defined in this Third Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the definitions set forth in this Third Amendment shall supersede and control.

2.Amendment to 12th Floor Expansion Premises Commencement Date. Section 2.1 of the Second Amendment shall be deleted in its entirety and replaced with the following:

2.1The Lease Term with respect to the 12th Floor Expansion Premises (the “12th Floor Expansion Premises Term”) shall commence on August 1, 2020 (the “12th Floor Expansion Premises Commencement Date”) and shall continue thereafter so as to expire on July 31, 2027.

3.Amendment to Fixed Rent for 12th Floor Expansion Premises. Section 3 of the Second Amendment shall be deleted in its entirety and replaced with the following:

3.Fixed Rent for 12th Floor Expansion Premises. Tenant shall pay Fixed Rent with respect to the 12th Floor Expansion Premises in accordance with the schedule below but otherwise in accordance with the terms and conditions of the Lease:

12th Floor Expansion Premises Term	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of 12th Floor Expansion Premises
August 1, 2020 – July 31, 2021	$585,000.00	$48,750.00	$75.00
August 1, 2021 – July 31, 2022	$596,700.00	$49,725.00	$76.50
August 1, 2022 – July 31, 2023	$608,634.00	$50,719.50	$78.03
August 1, 2023 – July 31, 2024	$620,806.68	$51,733.89	$79.59
August 1, 2024 – July 31, 2025	$633.222.81	$52,768.57	$81.18
August 1, 2025 – July 31, 2026	$645,887.27	$53,823.94	$82.81
August 1, 2026 – July 31, 2027	$658,805.02	$54,900.42	$84.46

4.Amendment to Existing Premises Term. Section 4 of the Second Amendment shall be deleted in its entirety and replaced with the following:

4.Existing Premises Term. The Lease Term with respect to the Existing Premises shall be extended for an additional period commencing on January 1, 2026 and expiring on July 31, 2027 so as to run and expire coterminous with the 12th Floor Expansion Premises Term.

5.Amendment to Fixed Rent for Existing Premises. Section 5 of the Second Amendment shall be deleted in its entirety and replaced with the following:

5.Fixed Rent for Existing Premises. Tenant shall continue to pay Fixed Rent with respect to the Existing Premises as set forth in the Lease through December 31, 2025. Effective as of January 1, 2026, Tenant shall pay Fixed Rent with respect to the Existing Premises in accordance with the following schedule and otherwise in accordance with the terms and conditions of the Lease:

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	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of Existing Premises
January 1, 2026 – July 31, 2026	$1,291,090.71	$107,590.89	$82.81
August 1, 2026 – July 31, 2027	$1,323,052.26	$110,254.26	$84.86

6.Amendment to Extension Option. Section 10 of the Second Amendment shall be deleted in its entirety and replaced with the following:

10.Extension Option. The option rights afforded Tenant for two (2) consecutive five (5) year option terms under the First Amendment - EXHIBIT C shall remain in place and this Second Amendment shall not be deemed an exercise of such rights with the First Extension Term (as defined under EXHIBIT C under the First Amendment) commencing on August 1, 2027 (i.e. the day after expiration of the Lease Term) subject to Tenant’s timely satisfaction of required conditions to the exercise of such rights.

7.Amendment to Outside Requisition Date. The Outside Requisition Date as set forth in Section 6 of Exhibit B to the Second Amendment shall be amended to be July 31, 2021.

8.Confirmation of Lease. Except as amended by this Third Amendment, all existing terms and provisions of the Lease shall remain in full force and effect.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed as of the Effective Date.

LANDLORD:
U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC
a Delaware limited liability company

By:	U.S. REIF CENTRAL PLAZA MASSACHUSETTS MANAGER, LLC
a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.
a Delaware corporation, its Manager

By:	/s/ Thomas Taranto
Name:	Thomas Taranto
Title:	Vice President

TENANT:
SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia
Name:	Ankit Mahadevia
Title:	CEO

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